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                                EXHIBIT 23(a)

                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 54,000 Class A Common Shares and 54,000 Class B Common Shares pertaining to the American Greetings Corporation 1995 Director Stock Plan of our report dated March 30, 1995, with respect to the consolidated financial statements and schedule of American Greetings Corporation included in its Annual Report on Form 10-K for the year ended February 28, 1995, filed with the Securities and Exchange Commission.




                                        Ernst & Young LLP



Cleveland, Ohio
July 12, 1995